As filed with the Securities and Exchange Commission on January 12, 2024

Registration No. 333-239300

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 6

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MERIT LIFE INSURANCE CO.

(Exact name of registrant as specified in its charter)

Oklahoma	6311	35-1005090
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Merit Life Insurance Co.

1900 South Blvd., Suite 300 Charlotte, NC 28203

(833) 637-4854

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David M. Anderson

President & Chief Executive Officer

Merit Life Insurance Co.

1900 South Blvd., Suite 300 Charlotte, NC 28203

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Gayle Levy

Brickell Insurance Holdings LLC

600 Brickell Ave Suite 1900 Miami, FL 33133

Stephen E. Roth, Esq.

Ronald Coenen Jr., Esq.

Eversheds Sutherland (US) LLP

700 Sixth Street, NW

Washington, DC 20001

Approximate date of commencement of proposed sale to the public: Not applicable

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

EXPLANATORY NOTE

DEREGISTRATION OF UNSOLD SECURITIES

Merit Life Insurance Co. (the “Company”) is seeking to deregister all interests in the fixed contingent deferred annuity contracts (the “Contracts”) that remain unsold under this Registration Statement. There are no outstanding Contracts, and the Company is no longer offering or selling the Contracts to new customers and does not currently intend to do so in the future. As a result, the public offering of the Contracts has terminated, and the Company is no longer obligated to maintain the effectiveness of this Registration Statement.

In accordance with Item 512(a)(3) of Regulation S-K and the corresponding undertaking made by the Company under Item 17(a)(3) in this Registration Statement to remove from registration by means of a post-effective amendment any of the securities registered which remain unsold at the termination of the offering, the Company is filing Post-Effective Amendment No. 6 to this Registration Statement to remove from registration all interests in the Contracts that remain unsold as of the date hereof. Upon this deregistration, no securities will remain registered for sale under this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Charlotte, State of North Carolina, on January 12, 2024.

MERIT LIFE INSURANCE CO.

By:	/s/ David M. Anderson*
David M. Anderson
President, Chief Executive Officer, and Director

Resolution of Board of Directors authorizing Chief Executive Officer to sign on Merit Life Insurance Co.’s behalf pursuant to power of attorney is incorporated by reference to exhibit 24.3 in post-effective amendment no. 2 to this registration statement, filed with the Securities and Exchange Commission on April 25, 2022.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David M. Anderson* David M. Anderson	President, Chief Executive Officer, and Director (Principal Executive Officer)	January 12, 2024

/s/ Heather Gordon* Heather Gordon	Chief Financial Officer and Chief Actuary (Principal Financial Officer and Principal Accounting Officer)	January 12, 2024

/s/ Steven W. Pasko* Steven W. Pasko	Director	January 12, 2024

/s/ William Hitselberger William Hitselberger	Director	January 12, 2024

/s/ Gayle P. Levy Gayle P. Levy	Director	January 12, 2024

/s/ N. David Kuperstock N. David Kuperstock	Director	January 12, 2024

*By: /s/ Gayle P. Levy		January 12, 2024

Executed by Gayle P. Levy, Esq., Attorney-In-Fact, on behalf of those indicated pursuant to powers of attorney.

Power of attorney for Steven W. Pasko is incorporated by reference to the signature page of pre-effective amendment no. 3 to this registration statement, filed with the Securities and Exchange Commission on April 27, 2021.

Power of attorney for David M. Anderson is incorporated by reference to exhibit 24.2 in post-effective amendment no. 1 to this registration statement, filed with the Securities and Exchange Commission on March 11, 2022.

Power of attorney for Heather Gordon is incorporated by reference to exhibit 24.4 in post-effective amendment no. 3 to this registration statement, filed with the Securities and Exchange Commission on March 22, 2023.